SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 18, 2000


                          MICROSTRATEGY INCORPORATED
               (Exact Name of Registrant as Specified in Charter)

          Delaware                  0-24435                  51-0323571
--------------------------------------------------------------------------------
(State or Other Jurisdiction       Commission               (IRS Employer
     of Incorporation)            File Number)              Identification No.)

8000 Towers Crescent Drive, Vienna, VA                       22182
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:         (703) 848-8600
--------------------------------------------------------------------------------


        (Former Name or Former Address, if Changed since Last Report)

Item 5.  Other Events.

      On October 18, 2000, Strategy.com Incorporated ("Strategy.com"), a wholly owned subsidiary of MicroStrategy Incorporated (the "Registrant"), issued 13,401,253 shares of Series A preferred stock ("Preferred Stock") in the initial closing of a private placement to various accredited investors for an aggregate purchase price of $42.75 million. Aether Capital LLC purchased 4,702,194 shares of Preferred Stock for a purchase price of $14.99 million at the initial closing and, subject to the satisfaction of certain conditions, will purchase an additional 3,134,796 shares for a purchase price of $10 million, in a second closing. In connection with the transaction, David S. Oros, the chairman and chief executive officer of Aether Systems, Inc., has joined Strategy.com's board of directors. The terms of the private placement are more fully set forth in the Series A Preferred Stock Purchase Agreement attached hereto as Exhibit 10.1. The Preferred Stock is subject to the terms and conditions of Strategy.com's Amended and Restated Certificate of Incorporation attached hereto as Exhibit 10.2. Pursuant to an Investor Rights Agreement attached hereto as Exhibit 10.3, Strategy.com has granted purchasers of the Preferred Stock registration rights and certain preemptive and other customary rights. In addition, the Registrant and the investors have agreed to vote their shares of capital stock of Strategy.com with respect to elections of the board of directors of Strategy.com pursuant to a Stockholders' Voting Agreement attached hereto as Exhibit 10.4.

      Immediately preceding the initial closing of the Preferred Stock financing, Strategy.com received rights to use the Registrant's MicroStrategy 6(TM) and 7(TM) platform software and other intellectual property. Under these agreements, for a period of three years, the Registrant will not both grant a software license and provide Registrant consulting services pursuant to which it builds an application for a customer that would allow the non-Registrant controlled entity to compete directly with Strategy.com as a provider of syndicated information services to a network of affiliates. Furthermore, for a period of three years, the Registrant will not create a syndicated information service for distribution through a network of affiliates that competes directly with Strategy.com services. The terms of these software and intellectual property licenses and assignments and certain other intercompany agreements between the Registrant and Strategy.com are set forth in the agreements attached hereto as Exhibits 10.5 through 10.10.

      Concurrently with the closing of the Preferred Stock financing, Aether Systems, Inc., the Registrant and Strategy.com entered into a strategic alliance pursuant to which, among other things, the Registrant and Aether have agreed to jointly develop a new product, MicroStrategy 7M which will be designed to combine Aether's wireless technology with the functionality and performance of the Registrant's MicroStrategy 7(TM) platform. As part of this alliance, Aether will offer Strategy.com services to its customers.

      On October 20, 2000, the Registrant issued a press release announcing the transactions. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

      On October 24, 2000, the Registrant announced that it had reached agreements to settle two lawsuits filed against it and certain of its officers and directors relating to its restatement of financial results for 1997, 1998, and 1999. The first settlement agreement relates to the consolidated securities class action lawsuit filed in the United States District Court for the Eastern District of Virginia, and the second settlement agreement relates to the shareholder derivative lawsuit filed in the Delaware Court of Chancery. Both settlements are subject to confirmatory discovery, final documentation, court approval and certain other conditions.

      Under the class action settlement agreement, class members will receive
(a) five-year unsecured promissory notes issued by the Registrant having an aggregate principal amount of $80.5 million, bearing interest at 7.5% per year, (b) 550,000 shares of the Registrant's Class A Common Stock, with the number of shares to be increased if the market value of the shares, based on the dollar weighted average trading price during a specified trading period prior to the district court settlement hearing, is less than $30 per share, so that the minimum value of the shares is $16.5 million, and (c) warrants issued by the Registrant to purchase 1.9 million shares of the Registrant's Class A Common Stock at an exercise price of $50 per share, with the warrants expiring five years from the date they are issued. The terms of this settlement are set forth in the memorandum of understanding attached hereto as Exhibit 10.11.

      Under the derivative settlement agreement, the Registrant will add a new, independent director with finance experience to the audit committee of its board of directors and will ensure continued adherence with applicable legal and regulatory requirements regarding the independence of audit committee members and trading by insiders. In addition, certain officers of the Registrant will contribute a portion of the shares of Class A Common Stock to be issued to class members in settlement of the class action lawsuit. Specifically, Michael J. Saylor, Sanju K. Bansal and Mark S. Lynch will contribute to the class action settlement shares of Class A Common Stock with a total value of $10 million.

      On October 24, 2000, the Registrant issued a press release announcing the settlement agreements. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

      On October 26, 2000, the Registrant issued a press release announcing its financial results for the three month period ended September 30, 2000. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

Item 9.  Regulation FD Disclosure.

      On October 30, 2000, the Registrant issued a press release providing additional outlook and financial guidance information. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.4 and is incorporated herein by reference.

EXHIBIT           DESCRIPTION

10.1 Series A Preferred Stock Purchase Agreement by and among Strategy.com Incorporated, Aether Capital LLC and the other parties thereto, dated as of October 18, 2000.

10.2 Amended and Restated Certificate of Incorporation of Strategy.com Incorporated, dated as of October 17, 2000.

10.3 Investor Rights Agreement by and among Strategy.com Incorporated, the Registrant, Aether Capital LLC and the other parties thereto, dated as of October 18, 2000.

10.4 Stockholders' Voting Agreement by and among Strategy.com Incorporated, the Registrant, Aether Capital LLC and the other parties thereto, dated as of October 18, 2000.

10.5 Memorandum of Understanding by and among the Registrant, Strategy.com Incorporated and certain other affiliates of the Registrant, dated as of October 17, 2000.

10.6 United States Intellectual Property Assignment and License Back Agreement by and between the Registrant and Strategy.com Incorporated, dated as of October 17, 2000.

10.7 U.S. Intellectual Property License Agreement by and between the Registrant and Strategy.com Incorporated, dated as of October 17, 2000.

10.8 U.S. Software License Agreement by and between the Registrant and Strategy.com Incorporated, dated as of October 17, 2000.

10.9 International Software License Agreement by and between MicroStrategy International II Limited and Strategy.com International Limited, dated as of October 17, 2000.

10.10 International Intellectual Property License Agreement by and between MicroStrategy International II Limited and Strategy.com International Limited, dated as of October 17, 2000.

10.11 Memorandum of Understanding regarding the settlement of the class action lawsuit, dated as of October 23, 2000.

99.1 Press Release regarding the Strategy.com transactions, dated as of October 20, 2000.

99.2 Press Release regarding the litigation settlement agreements, dated as of October 24, 2000.

99.3 Press Release regarding the Registrant's third quarter financial results, dated as of October 26, 2000.

99.4 Press Release regarding the Registrant's outlook and financial guidance information, dated as of October 30, 2000.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MicroStrategy Incorporated
                                               (Registrant)


                                          By: /s/ Eric F. Brown
                                          ---------------------
                                          Name: Eric F. Brown
                                          Title: Chief Financial Officer


Date:  November 6, 2000